UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 19, 2004

Senesco Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31326	84-1368850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 George Street, Suite 420, New Brunswick, New Jersey		08901
(Address of Principal Executive Offices)		(Zip Code)

(732) 296-8400

(Registrant’s telephone number,

including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01. Entry into a Material Definitive Agreement.

On October 19, 2004, Senesco Technologies, Inc., a Delaware corporation (the “Company”), issued a press release to report that the Company entered into a license agreement with the Broin Companies, dated as of October 19, 2004, to license the Company’s proprietary gene technology to the Broin Companies to improve aspects of Broin’s ethanol production capabilities.  The Company will receive an annual payment for each Broin facility that incorporates the Company’s technology.  For example, if the Company’s technology were adopted in all of Broin’s plants, then the Company could receive annual payments in excess of $1,000,000.  However, there can be no assurance that the Company’s technology will be adopted by any Broin facility, and if it is not adopted in any Broin facility, then the Company will not receive any payments hereunder.  No other terms of the agreement were disclosed, and the Company intends to seek confidential treatment for all other terms of the license agreement.  The redacted license agreement will be filed as an exhibit to the Company’s next periodic report.  The full text of the press release is attached to this current report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit No.	Description

99.1	Press Release of Senesco Technologies, Inc. dated October 19, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SENESCO TECHNOLOGIES, INC.

Dated: October 19, 2004	By:	/s/ Bruce Galton
		Name:	Bruce Galton
		Title:	President and Chief Executive Officer